[LETTERHEAD OF ARTHUR ANDERSEN LLP]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB into the Company's previously filed Form S-3 Registration Statement Nos. 33-86042 and 33-65047.


ARTHUR ANDERSEN LLP

Chicago, Illinois
March 29, 1996